Exhibit 10.5

2023 OMNIBUS AMENDMENT TO THE ASPEN AVIONICS, INC. 2021 MANAGEMENT CARVEOUT PLAN

THIS 2023 OMNIBUS AMENDMENT TO THE ASPEN AVIONICS, INC. 2021 MANAGEMENT CARVEOUT PLAN (the “Amendment”) is entered into as of July 12, 2023, by Aspen Avionics, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company adopted the Aspen Avionics, Inc. 2021 Management Carveout Plan (the “Plan”) on December 16, 2021, as amended by that certain Amendment to the Aspen Avionics, Inc. 2021 Management Carveout Plan dated November 17, 2022. For the avoidance of doubt, capitalized terms herein and not otherwise defined shall have the meanings assigned to them in the Plan;

WHEREAS, Section 3(b)(x) of the Plan allows the Board of Directors of the Company (the “Board”), as Plan Administrator, to adopt such amendments to the Plan that are not anticipated to have a material financial impact on the Plan or the Company or a material adverse effect on Participants;

WHEREAS, the Board desires to amend the Plan to (i) modify timing of the Benefit Pool determination and subsequent share issuance, (ii) permit the Company to enter into certain transactions necessary for the Company’s tax obligations, (iii) adjust the cash portion of the Benefit allocated to the Participants, and (iv) devolve authority of the Plan Administrator to the Chairman of the Board;

WHEREAS, the Board authorized and empowered the undersigned, as an authorized officer of the Company, to take such actions and to execute such other certificates, instruments, amendments, documents and notices as may be required, or as the undersigned may deem necessary, advisable or appropriate, in order to implement the foregoing.

NOW, THEREFORE, the Board, on behalf of the Company, hereby amends the Plan and all agreements and instruments issued or to be issued pursuant thereto (collectively, the “Plan Documents”) as follows:

1.	Amendments.

(a) The Benefit Pool, including all Benefits paid under the Plan and the Plan Documents, may be determined by the Plan Administrator prior to the closing of the Two-Step Change of Control. Further, the stock payable may be issued to Participants in advance of the closing of the Two-Step Change of Control, as determined by the Plan Administrator.

(b) The Plan Administrator may enter into certain transactions to facilitate and minimize the Company’s tax withholding obligations associated with the Benefit payments, including but not limited to “sell to cover” or “net share issuance” transactions to satisfy the Company’s obligations arising from the issuance of stock to the Participants.

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(c) The Plan Administrator may increase (or decrease, as the case may be), the cash portion of the Benefit allocated to the Participants and any increase (decrease) in cash will result in a corresponding dollar-for-dollar decrease (increase) in the stock otherwise payable to the Participants.

(d) Brian Birk is hereby appointed as the Plan Administrator with such authority and all reasonable and prudent powers necessary for purposes of accomplishing the foregoing specified duties and amendments. Except as provided in the foregoing sentence, the Board retains all authority and powers as Plan Administrator under the Plan.

2.	Brian Birk hereby accepts the authority and power as the Plan Administrator under the Plan as outlined in this Amendment.

3.	Except as amended by this Amendment, the Plan and all agreements and instruments issued pursuant thereto remain in all respects unchanged and unamended.

[End of Amendment; Remainder of Page Intentionally Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed and delivered as of the date and year first written above.

COMPANY:

ASPEN AVIONICS, INC.

By:	/s/ John Uczekaj
John Uczekaj, CEO

/s/ Brian Birk
Brian Birk, as Chairman

[Signature Page to 2023 Omnibus Amendment of the Aspen Avionics, Inc. 2021 Management Carveout Plan]